Exhibit 23.2



                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Form S-8 of UTStarcom, Inc. of our report dated May 12, 2003 (May 23, 2003 as to Note 11), relating to the consolidated financial statements of CommWorks (an operating segment of 3Com Corporation) for the nine months ended February 28, 2003 and the years ended May 31, 2002 and June 1, 2001 appearing in the Current Report on Form 8-K/A of UTStarcom, Inc. dated July 10, 2003.


/s/ Deloitte & Touche LLP


San Jose, California
September 11, 2003